UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant  ☒       Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
RENT THE RUNWAY, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Special
Meeting of Stockholders
Date: March 21, 2024
Time: 8:30 a.m. Eastern Time
Place: www.virtualshareholdermeeting.com/RENT2024SM
Record Date: January 29, 2024
Meeting Agenda:
•
Approve amendments to Rent the Runway, Inc.’s (the “Company”) Twelfth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock and Class B common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-30, as determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendments (the “Reverse Stock Split Proposal”); and

•
Approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.

Holders of record of our outstanding shares of capital stock, composed of Class A common stock and Class B common stock, at the close of business on January 29, 2024, are entitled to notice of and to vote at the Special Meeting. A complete list of these stockholders will be available for examination by any stockholder during the 10 days prior to the Special Meeting for a purpose relevant to the meeting by sending an email to investors@renttherunway.com and stating the purpose of the request and providing proof of ownership of Rent the Runway stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.
Your vote is important. Whether or not you plan to attend the Special Meeting, please read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible. Even if you have voted by proxy, you may still vote during the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote during the Special Meeting, you must follow the instructions from such broker, bank, trustee, or nominee.

Cara Schembri
Chief Legal & Administrative Officer
February [•], 2024
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on March 21, 2024: The proxy statement is available at www.proxyvote.com.

Proxy Overview
This overview does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
References in this Proxy Statement to (i) “we,” “us,” “our,” “ours,” “RTR,” “Rent the Runway” and the “Company” refer to Rent the Runway, Inc. and its subsidiary and (ii) “stockholders” refers to holders of our Class A common stock and Class B common stock.
This proxy statement will be released on or about February [•], 2024 to our stockholders on the Record Date. On the same date, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Meeting Date: March 21, 2024
Record Date: January 29, 2024
Meeting Time: 8:30 am Eastern Time
Virtual Meeting Only: www.virtualshareholdermeeting.com/RENT2024SM
Agenda:
	Proposal	Board Recommendation	Reference Page
Proposal 1	The approval of amendments to our Twelfth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock and Class B common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-30, as determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendments (the “Reverse Stock Split Proposal”)	For	7
Proposal 2	The approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”)	For	19
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Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements regarding the proposed reverse stock split, our compliance with the continued listing requirements of the Nasdaq Capital Market and our strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this proxy statement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our growth effectively; the highly competitive and rapidly changing nature of the global fashion industry; our ability to cost-effectively grow our customer base; any failure to retain customers; risks related to COVID-19 and other future pandemics or public health crises; risks related to shipping, logistics and our supply chain; our ability to accurately forecast customer demand, manage our offerings effectively and plan for future expenses; risks arising from the restructuring of our operations; our reliance on the effective operation of proprietary technology systems and software as well as those of third-party vendors and service providers; our ability to remediate our material weaknesses in our internal control over financial reporting; laws and regulations applicable to our business; failure by us to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights; compliance with data privacy, data security, data protection and consumer protection laws and industry standards; risks associated with our brand and manufacturing partners; our reliance on third parties for elements of the payment processing infrastructure underlying our business; our dependence on online sources to attract consumers and promote our business which may be affected by third-party interference or cause our customer acquisition costs to rise; failure by us, our brand partners, or third party manufacturers to comply with our vendor code of conduct or other laws; and risks related to our Class A capital stock and ownership structure.
Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2023 and as may be further updated from time to time in our filings with the Securities and Exchange Commission. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
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Voting and Meeting Information
What is the purpose of this proxy statement?
We are sending you this proxy statement because the Board of Directors of Rent the Runway is inviting you to vote (by soliciting your proxy) at our Special Meeting of Stockholders on March 21, 2024 at 8:30 a.m., Eastern Time. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.
Who is entitled to vote at the Special Meeting?
Stockholders as of the close of business on January 29, 2024, the record date, are entitled to attend and vote at the Special Meeting. There were approximately 67,812,037 shares of Class A common stock and 3,098,580 shares of Class B common stock outstanding on January 29, 2024 and entitled to vote.
The meeting webcast will begin promptly at 8:30 a.m. Eastern Time, and will be accessible at www.virtualshareholdermeeting.com/RENT2024SM. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
How many votes per share do I have?
Each share of our Class A common stock has one vote per share and each share of our Class B common stock has twenty votes per share. Our Class A and Class B common stock will vote together as a single class on all matters to be voted upon at the Special Meeting.
How do I vote in advance of the meeting?
If, on January 29, 2024, your Rent the Runway shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record and you can vote your shares in one of two ways: either by proxy or during the virtual Special Meeting electronically.
If, on January 29, 2024, your shares were held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers.
If you choose to vote by proxy, you may do so:
By Internet	You can vote over the internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
By Telephone	You can vote by telephone by calling toll-free 1-800-690-6903 and following the instructions on the Internet Notice or proxy card; or
By Mail	You can vote by mail by signing, dating, and mailing the proxy card (if you received one by mail) to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
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Can I ask questions at the Special Meeting?
In order to ensure stockholders are afforded the same rights and opportunities to participate in the Special Meeting as an in-person meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the matters presented at the meeting. We will not discuss the Company’s business in the Q&A session.
Only stockholders of record as of the record date for the Special Meeting and their proxy holders who have logged in using a 16-digit control number may submit questions or comments.
You will be able to ask questions by joining the virtual Special Meeting at www.virtualshareholdermeeting.com/RENT2024SM and typing your question in the box in the Special Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Special Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Special Meeting and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by Rent the Runway’s management with a representative question read aloud and answered. In addition, questions may be deemed to be out of order if they are, among other things, irrelevant to the matters presented at the meeting, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests. Questions will only be addressed in the Q&A portion of the Special Meeting.
What if I need technical assistance accessing or participating in the virtual Special Meeting?
If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log in page. Technical support will be available starting at 7:00 a.m. Eastern Time on March 21, 2024.
What is the deadline for voting?
If you are a stockholder of record, your ability to vote by proxy by internet or telephone will end at 11:59 p.m. Eastern Time on March 20, 2024. If you prefer to vote by mail, you should complete and return the proxy card as soon as possible, so that it is received no later than the closing of the polls at the Special Meeting on March 21, 2024. You will also be able to vote by attending and voting at the virtual Special Meeting on March 21, 2024. However, we recommend that you submit your proxy in advance in the event your plans change or you are unable to attend the Special Meeting.
If your Rent the Runway shares are held in an account with a broker, bank, trustee, or nominee, you should vote in accordance with the instructions from your broker, bank, trustee, or nominee.
What happens if I do not vote?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet, or online during the meeting, your shares will not be voted.
If your Rent the Runway shares are held in an account with a broker or other nominee, and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may still be able to vote your shares in its discretion. In this regard, brokers and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered under applicable exchange rules to be “routine,” but not with respect to “non-routine” matters. Proposal No. 1 (the Reverse Stock Split Proposal) and Proposal No. 2 (the Adjournment Proposal) are expected to be considered to be “routine” under applicable exchange rules, meaning that your broker may vote your shares on each of these proposals in the absence of your voting instructions. Accordingly, we do not expect any “broker non-votes” in connection with these proposals. See “How many votes are required to approve each proposal?” below for more information. Please instruct your broker, bank, trustee, or nominee to ensure that your vote will be counted.
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What is an “abstention” and how will abstentions be treated?
An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions will have the effect of a vote against the approval of the Reverse Stock Split Proposal. Abstentions will have no effect on the adjournment proposal.
What if I return a proxy card but do not make specific choices?
If you submit a properly signed proxy card but do not provide any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board, which are indicated above and with each proposal in this proxy statement. We know of no other business that will be presented at the Special Meeting. However, if any other matter is properly presented at the meeting, the persons named as proxies will vote your shares using his or her best judgment.
Can I change my vote or revoke my proxy?
Yes. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you may change your vote or revoke your proxy at any time prior to the final vote at the virtual Special Meeting on March 21, 2024 by:
•	providing a new proxy bearing a later date (which automatically revokes the earlier proxy) by internet, telephone, or mail (and until the applicable deadline for each method);
•	by submitting written notice of revocation to the Secretary of the Company prior to the Special Meeting; or
•	attending and voting at the virtual Special Meeting.
Your most recent proxy submitted by proxy card, internet, or telephone is the one that will count. Your attendance at the virtual Special Meeting by itself will not revoke your proxy if you do not also vote at the virtual Special Meeting.
If you hold shares in an account with a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee in accordance with the instructions they provide to you. If you have obtained a valid proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, you may change your vote by attending the virtual Special Meeting and voting.
How many votes are required to approve each proposal?
Proposal	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes*
1. Approval of Amendments to Our Twelfth Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split	Requires the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares of voting stock entitled to vote on the proposal for approval.	Have the same effect as a vote against the proposal.	Have the same effect as a vote against the proposal.
2. Adjournment	Decided by a majority of the votes cast. This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.	No effect.	No effect.
*A “broker non-vote” occurs when a beneficial owner of shares held by a broker or nominee does not give voting instructions to his or her broker or other securities intermediary as to how to vote on matters deemed to be “non-routine” and, as a result, the broker, bank, or other securities intermediary may not vote the shares on those matters. As discussed above, we do not expect any broker non-votes in connection with Proposals No. 1 and 2, as they are both considered “routine” matters.
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Who will count the votes?
A representative of Broadridge Financial Services, Inc. will tabulate the votes and act as inspector of election.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, electronically or by proxy, of the holders of a majority in voting power of common stock issued and outstanding and entitled to vote on the record date will constitute a quorum. If a quorum is not present, we will not be able to conduct any business, and the Special Meeting will be adjourned, or rescheduled, by the chairperson of the meeting for a later date.
Abstentions and broker non-votes will be counted as present for determining whether or not a quorum is present.
Where can I find the voting results of the Special Meeting?
We plan to announce preliminary voting results at the Special Meeting and will report the final voting results in a current report on Form 8-K within four business days of the Special Meeting.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, it means you hold your shares in more than one name or account. In order to vote all of your shares, you should sign and return all of the proxy cards you receive or follow the instructions for any alternative voting procedures on the proxy cards or the Internet Notices you receive.
How do I obtain a separate set of proxy materials or request a single set for my household?
We have adopted a practice approved by the SEC called “householding.” This means that stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees, and the environmental impact. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.
If you prefer to receive a separate set of proxy materials or if you currently receive multiple copies and would like to request “householding” of your communications, please contact Broadridge by phone at 1 (866) 540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If any stockholders in your household would like to receive a separate proxy statement, please send an email to investors@renttherunway.com. We will strive to promptly address your request.
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Proposal No. 1
Approval of Amendments to Our Twelfth Amended
and Restated Certificate of
Incorporation to Effect a Reverse Stock Split
General
Our Board has adopted and is recommending that our stockholders approve amendments to our Twelfth Amended and Restated Certificate of Incorporation (the “Amendments”) to effect a reverse stock split of our Class A common stock and Class B common stock (collectively, “common stock”) at a ratio ranging from any whole number between 1-for-5 and 1-for-30, with the exact ratio within such range to be determined by the Board in its discretion (the “reverse stock split”). Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of proposed Amendments, one of which would be filed with the Secretary of State of the State of Delaware, is attached to this proxy statement as Appendix A.
By approving this proposal, stockholders will approve alternative Amendments pursuant to which a whole number of outstanding shares of our Class A common stock and Class B common stock between five (5) and thirty (30), inclusive, would be combined into one share of our Class A common stock and Class B common stock, as applicable. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the reverse stock split and, if so, to determine the reverse stock split ratio from among the approved range described above and to effect the reverse stock split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware, and all other amendments will be abandoned. The Board may also elect not to effect any reverse stock split.
The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our Class A common stock, the anticipated impact of the reverse stock split on the trading price and number of holders of our Class A common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the Reverse Stock Split Proposal, we will not effect the reverse stock split if the Board does not deem it to be in the best interests of the Company and its stockholders.
Because the reverse stock split will decrease the number of outstanding shares of our Class A common stock and Class B common stock by a ratio in the range of 1-for-5 to 1-for-30 but would not effect a decrease to the number of shares of Class A common stock or Class B common stock that the Company will be authorized to issue, the proposed Amendments would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “Principal Effects of the Reverse Stock Split- Relative Increase in Number of Authorized Shares of Common Stock for Issuance” below.
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Purpose and Background of the Reverse Stock Split
On January 23, 2024, the Board approved the proposed Amendments to effect the reverse stock split for the following reasons. The Board believes that:
•
Effecting the reverse stock split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Class A common stock on The Nasdaq Capital Market;

•
Continued listing on The Nasdaq Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings; and

•	Continued listing on The Nasdaq Capital Market and a higher stock price, which may be achieved through a reverse stock split, could help attract, retain, and motivate employees.
Nasdaq Requirements for Continued Listing
Our Class A common stock is quoted on The Nasdaq Capital Market under the symbol “RENT.” One of the requirements for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00. On January 29, 2024, the closing market price per share of our Class A common stock was $0.61, as reported by The Nasdaq Capital Market.
On October 20, 2023, we received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our Class A common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until April 17, 2024, to regain compliance with the minimum bid price requirement of $1.00 per share. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq would notify the Company that its securities would be subject to delisting. In addition, if the Company has a closing bid price of $0.10 or less for a period of ten consecutive business days, Nasdaq would also notify the Company that it is subject to delisting. To regain compliance, the minimum closing bid price per share of our Class A common stock must be at least $1.00 for a minimum of ten consecutive business days. If we fail to regain compliance by April 17, 2024, Nasdaq will provide written notification that the Company’s securities will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities to a Hearings Panel. If the Company appeals, the Hearings Panel will request a plan to regain compliance. There can be no assurance that such an appeal would be successful.
In the event that our Class A common stock were to be delisted from The Nasdaq Capital Market, it would likely trade in the over-the-counter market. If our Class A common stock were to trade on the over-the-counter market, selling it could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our Class A common stock is delisted, broker-dealers may have internal policies and practices and/or certain regulatory burdens imposed upon them that may discourage broker-dealers from effecting transactions in our Class A common stock, further limiting the liquidity of our Class A common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A common stock. Such delisting from The Nasdaq Capital Market and continued or further decline in our stock price could also result in negative publicity, impair our ability to raise additional necessary capital through equity or debt financing and impact our ability to attract, retain and motivate our employees. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Class A common stock could allow a broader range of institutions to invest in our common stock. For all of these reasons, we believe the reverse stock split could potentially increase marketability, trading volume, and liquidity of our Class A common stock.
In light of the factors mentioned above, our Board approved the proposed Amendments to effect the reverse stock split as a potential means of increasing and maintaining the price of our Class A common stock above $1.00 per share in compliance with Nasdaq requirements.
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Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the reverse stock split would be effected. We believe that a range of reverse stock split ratios provides us with the most flexibility to achieve the desired results of the reverse stock split. The reverse stock split ratio to be selected by our Board will be a whole number in a range of 1-for-5 to 1-for-30. The Board can only authorize the filing of one reverse stock split amendment and all other reverse stock split Amendments will be abandoned. The Board also has the authority to abandon all reverse stock split Amendments.
In determining the reverse stock split ratio and whether and when to effect the reverse stock split following the receipt of stockholder approval, the Board may consider a number of factors, including, without limitation:
•	our ability to maintain the listing of our Class A common stock on The Nasdaq Capital Market;
•	the historical trading price and trading volume of our Class A common stock;
•	the number of shares of our Class A common stock outstanding immediately before and after the reverse stock split;
•	the dilutive impact of any potential exercise of the Company’s outstanding warrants to purchase Class A common stock and the related impact on the trading price of the Company’s Class A common stock;
•
the then-prevailing trading price and trading volume of our Class A common stock and the anticipated impact of the reverse stock split on the trading price and trading volume of our Class A common stock;

•	the anticipated impact of a particular ratio on the number of holders of our Class A common stock; and
•	prevailing general market conditions.
We believe that granting the Board the authority to set the ratio for the reverse stock split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the reverse stock split, we will make a public announcement regarding the determination of the reverse stock split ratio.
Risks Associated with the Reverse Stock Split
There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our Class A common stock. There is no assurance that:
•
The market price per share of our Class A common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our Class A common stock outstanding before the reverse stock split;

•
The reverse stock split will result in a per share price that will increase the level of investment in our Class A common stock by institutional investors or increase analyst and broker interest in our Company;

•	The reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and
•
The market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market.

Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our Class A common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of our Class A common stock outstanding immediately prior to the reverse stock split. Furthermore, even if the market price of our Class A common stock does rise following the reverse stock split, we cannot assure you that the market price of our Class A common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our Class A common stock.
9

The market price of our Class A common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our Class A common stock after implementation of the reverse stock split, when and if implemented, may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our Class A common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.
While we aim that the reverse stock split will be sufficient to maintain our listing on The Nasdaq Capital Market, it is possible that, even if the reverse stock split results in a bid price for our Class A common stock that exceeds $1.00 per share, we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our Class A common stock on The Nasdaq Capital Market.
We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our Class A common stock does not increase as a result of the reverse stock split.
Principal Effects of the Reverse Stock Split
If the stockholders approve this proposal and the Board implements the reverse stock split, we will amend and restate Section 4.1 of our Twelfth Amended and Restated Certificate of Incorporation relating to our authorized capital, in its entirety to read as follows:
Section 4.1 Authorized Stock: That, effective as of 5 p.m. Eastern Time on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one for [•]1 reverse stock split of the Corporation’s Class A Common Stock (as defined below) and Class B Common Stock (as defined below) shall become effective, pursuant to which: (i) each [•]1 shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class A Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class A Common Stock from and after the Effective Time and (ii) each [•]1 shares of Class B Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class B Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class B Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock and Class B Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Class A Common Stock and Class B Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class B Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Class A Common
[1]
Shall be a whole number between and including five and thirty, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall as well as the related variations described in footnotes 2, 3 and 4, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law).

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Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Class A Common Stock or Class B Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Class A Common Stock or Class B Common Stock in book entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.
The total number of shares of all classes of stock that the Corporation is authorized to issue is three hundred and sixty million (360,000,000), consisting of:
(a)	Three hundred million (300,000,000) shares of Class A common stock, with a par value of $0.001 per share (the “Class A Common Stock”); and
(b)	Fifty million (50,000,000) shares of Class B common stock, with a par value of $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”).
(c)	Ten million (10,000,000) shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).
Issued and Outstanding Shares of Class A Common Stock and Class B Common Stock
If the reverse stock split is approved and effected, each holder of our Class A common stock and Class B common stock outstanding immediately prior to the effectiveness of the reverse stock split will own a reduced number of shares of our Class A common stock or Class B common stock, as applicable, upon effectiveness of the reverse stock split. The reverse stock split will be effected simultaneously for all issued and outstanding shares of Class A common stock and Class B common stock and the reverse stock split ratio will be the same for all issued and outstanding shares of Class A common stock and Class B common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share that is paid out in cash. After the reverse stock split, the shares of our Class A common stock and Class B common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects as now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has not issued any outstanding certificated shares of Class A common stock or Class B common stock as of January 29, 2024 and does not expect to issue any certificated shares prior to the effectiveness of the reverse stock split.
The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR CLASS A COMMON STOCK ON THE NASDAQ CAPITAL MARKET, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR CLASS A COMMON STOCK.
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Principal Effects of Relative Increase in Number of Authorized Shares of our Class A Common Stock and Class B Common Stock
The reverse stock split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 300,000,000 shares of Class A common stock, par value $0.001 per share, 50,000,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (collectively, our “capital stock”). Although the number of authorized shares of capital stock will not change as a result of the reverse stock split, the number of shares of our Class A common stock and Class B common stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the reverse stock split will effectively increase the number of authorized and unissued shares of our Class A common stock and Class B common stock available for future issuance by the amount of the reduction effected by the reverse stock split. The purpose of the relative increase in the amount of authorized and unissued shares of our Class A common stock and Class B common stock is to allow our Company the ability to issue additional shares of Class A common stock and Class B common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s stockholders to approve an increase in the authorized number of shares of common stock each time any such an action is contemplated. If the proposed Amendments are approved and a reverse stock split is implemented, all or any of the authorized and unissued shares of Class A common stock and Class B common stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, subject to any limitations in our Twelfth Amended and Restated Certificate of Incorporation, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of Class A common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of such common stock, including the right to cast one vote per share. When and if additional shares of Class B common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of such common stock, including the right to cast twenty votes per share. The Company is not permitted to issue additional shares of Class B common stock under the Company’s Equity Plans (as defined below) other than in connection with the settlement of certain outstanding equity awards thereunder. Except pursuant to the Company’s equity incentive plans for our employees and directors and outstanding warrants, our Company presently has no plan, commitment, arrangement, understanding or agreement regarding the issuance of capital stock. However, the Company regularly considers its capital requirements and may conduct equity offerings in the future.
Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our Class A common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
Effect on Outstanding Equity Incentive Plans and Warrants
The Company maintains the 2009 Stock Incentive Plan (the “2009 Plan”), 2019 Stock Incentive Plan (the “2019 Plan”), Amended and Restated 2021 Incentive Award Plan (“2021 Plan”) and 2021 Employee Stock Purchase Plan (the “ESPP” and, together with the 2009 Plan, the 2019 Plan and the 2021 Plan, the “Equity Plans”), which are designed primarily to provide stock-based incentives to individual service providers of the Company. As of January 29, 2024, no stock purchase rights were outstanding under the ESPP and options to purchase [•] shares of our Class A common stock or Class B common stock and [•] restricted stock units underlying Class A common stock or Class B common stock were outstanding under the other Equity Plans. In the event of a reverse stock
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split, our Board determines appropriate adjustments to awards granted and share-based limits under the Equity Plans in accordance with the terms of the Equity Plans. Accordingly, if the Reverse Stock Split Proposal is approved by our stockholders and our Board decides to implement the reverse stock split, as of the Effective Time (as defined below), (i) the number of shares of Class A common stock or Class B common stock issuable upon exercise or vesting of such awards under the Equity Plans would be proportionally reduced based on the reverse stock split ratio selected by our Board and (ii) and any per share exercise price applicable to such awards would be proportionally increased based on the reverse stock split ratio selected by our Board, subject to the terms of the applicable Equity Plan and the award agreement. In addition, the number of shares available for future issuance and any share-based award limits under the Equity Plans will be proportionately reduced based on the reverse stock split ratio selected by our Board. All outstanding restricted stock units and options to purchase shares of our Class A common stock and Class B common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split such that the number of shares issuable upon the exercise or vesting of each award would be reduced, and the exercise price per share would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split (rounded down to the nearest whole share in the case of shares and up to the nearest whole cent in the case of exercise prices, as applicable).
In addition, we have issued to third party investors and others warrants to purchase shares of our Class A common stock. As of January 29, 2024, we had issued and outstanding warrants to purchase up to [•] shares of our Class A common stock. If the Reverse Stock Split Proposal is approved by our stockholders and our Board decides to implement the reverse stock split, as of the Effective Time, the number of shares issuable upon exercise will be reduced proportionally and the exercise price of the Company’s outstanding warrants will be increased proportionately.
Our Board has also authorized the Company to effect any other changes to the Equity Plans or warrants as necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes.
Effects of the Amendments on our Common Stock
The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible reverse stock split if the reverse stock split is effected at a ratio of 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25, or 1-for-30 based on share information as of the close of business on January 25, 2024. The below chart does not give effect to the treatment of fractional shares following the reverse stock split and does not give effect to any other changes, including any issuance of securities, after January 25, 2024.
Class A
	Number of shares of common stock before reverse stock split	1-for-5	1-for-10	1-for-15	1-for-20	1-for-25	1-for-30
Authorized	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
Issued and Outstanding	67,812,037	13,562,407	6,781,203	4,520,802	3,390,601	2,712,481	2,260,401
Issuable under Outstanding Warrants	2,631,583	526,316	263,158	175,438	131,579	105,263	87,719
Issuable under Outstanding Stock Options	855,170	171,034	85,517	57,011	42,758	34,206	28,505
Issuable under Outstanding Restricted Stock Units	8,342,281	1,668,456	834,228	556,152	417,114	333,691	278,076
Reserved for Issuance(1)	9,528,668	1,905,733	952,866	635,244	476,433	381,146	317,622
Authorized but Unissued(2)	210,830,261	282,166,054	291,083,028	294,055,353	295,541,515	296,433,213	297,027,677
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Class B
	Number of shares of common stock before reverse stock split	1-for-5	1-for-10	1-for-15	1-for-20	1-for-25	1-for-30
Authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Issued and Outstanding	3,098,580	619,716	309,858	206,572	154,929	123,943	103,286
Issuable under Outstanding Warrants	0	0	0	0	0	0	0
Issuable under Outstanding Stock Options	0	0	0	0	0	0	0
Issuable under Outstanding Restricted Stock Units	38,373	7,674	3,837	2,558	1,918	1,534	1,279
Reserved for Issuance(1)	0	0	0	0	0	0	0
Authorized but Unissued(2)	46,863,047	49,372,610	49,686,305	49,790,870	49,843,153	49,874,523	49,895,435
(1)	Shares reserved for future issuance under the Company’s existing equity incentive plans, excluding shares issuable under outstanding stock options.
(2)
Shares authorized but unissued represent Class A common stock or Class B common stock, as applicable, available for future issuance beyond shares outstanding as of January 25, 2024 and shares issuable under outstanding warrants, restricted stock units and stock options.

Procedure for Effecting Reverse Stock Split
If the proposed Amendments are approved by the Company’s stockholders and the Board determines to effect the reverse stock split, the reverse stock split will become effective at 5:00 p.m. Eastern time, on the date of filing of the certificate of amendment with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio contained in the certificate of amendment.
As soon as practicable after the Effective Time, stockholders of record will be notified by our transfer agent that the reverse stock split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of common stock you hold.
Beneficial Holders of Class A Common Stock
Upon the implementation of the reverse stock split, we intend to treat shares of Class A common stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Class A common stock. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Class A common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and for the treatment of fractional shares. If a stockholder holds shares of our Class A common stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.
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Fractional Shares
No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment equal to the fraction of which such stockholder would otherwise be entitled multiplied by the closing price per share of Class A common stock on the date of the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the reverse stock split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.
After the reverse stock split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by us as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Accounting Matters
If the reverse stock split is effected, the par value per share of our Class A common stock and Class B common stock will remain unchanged at $0.001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Class A common stock and Class B common stock will be reduced proportionally based on the reverse stock split ratio selected by the Board, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. In addition, cash paid to the shareholders for the fractional shares to which they would have been entitled from the reverse stock split will be recorded as a reduction to the additional paid-in capital account. The per share net income or loss of our Class A common stock and Class B common stock will be increased because there will be fewer shares of common stock outstanding. The effects of the reverse stock split will be applied retrospectively to the Company’s consolidated balance sheets, consolidated statements of changes in stockholders’ equity (deficit), and per share amounts for all periods presented for all financial statements not yet issued. We do not anticipate that any other material accounting consequences would arise as a result of the reverse stock split.
No Dissenters’ Rights of Appraisal
Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to dissenters’ rights of appraisal with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right or any similar right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
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Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of our common stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners, Directors, and Management.” However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different from or greater than those of any of our other stockholders.
Anti-takeover Effects of Proposed Amendments
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Amendments to our Twelfth Amended and Restated Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. Because the proposed Amendments, if any such amendment is so filed with the Secretary of State of the State of Delaware, will result in a relative increase in the number of authorized but unissued shares of our Class A common stock and Class B common stock, and the Amendments, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of our authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of Class A common stock or Class B common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of Class A common stock or Class B common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally.
As stated above, the Company has no present intent to use the relative increase in the number of authorized shares of our Class A common stock and Class B common stock for anti-takeover purposes, and the proposed Amendments are not part of a plan by the Board of Directors to adopt a series of anti-takeover provisions; however, if the proposed Amendments are approved by the stockholders, then a greater number of shares of our Class A common stock and Class B common stock would be available for such purpose than is currently available. The Reverse Stock Split Proposal, including the relative increase in the number of authorized shares, is not the result of any attempt to obtain control of the Company and the Board of Directors has no present intent to authorize the issuance of additional shares of common stock to discourage any such efforts if they were to arise.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion describes the anticipated material U.S. Federal income tax consequences to “U.S. holders” (as defined below) of Company common stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.
Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. Federal tax consequences of the proposed reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequence as it relates to the ownership, purchase, or disposition of common stock.
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For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the Company’s common stock that for U.S. Federal income tax purposes, is or is treated as:
(i)	an individual citizen or resident of the U.S.;
(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state thereof, or the District of Columbia;
(iii)	an estate with income subject to U.S. Federal income tax regardless of its source; or
(iv)
a trust that (a) is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is limited to U.S. holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under U.S. Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities such as partnerships or S-Corporations that are treated as “flow-through” entities, or entities that are disregarded as separate from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, persons holding their shares of Company common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, U.S. expatriates, persons subject to the alternative minimum tax, to persons whose shares constitute “qualified small business stock” for purposes of Code section 1202, persons who acquired Company common stock in connection with employment or the performance of services, or persons who hold their Company common stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s common stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other U.S. Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.
If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal income tax purposes) is a Company stockholder, the tax treatment of a partner will generally depend upon the status of the person and the activities of the partnership or other entity or arrangement treated as a partnership for U.S. Federal income tax purposes.
Tax Consequences to U.S. Holders of the Reverse Stock Split
The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. Except as described below with respect to cash received in lieu of a fractional share, a U.S. holder should not recognize gain or loss as a result of the reverse stock split. A U.S. holder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split should equal the U.S. holder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of the Company’s common stock), and such U.S. holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the reverse stock split to shares of common stock received pursuant to the reverse stock split. U.S. holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
The receipt of cash in lieu of fractional shares of common stock pursuant to the reverse stock split will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder who receives cash in exchange for a
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fractional share will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s adjusted tax basis allocated to the fractional share exchanged.
Information Reporting and Backup Withholding
Cash payments received by a U.S. holder of Company common stock pursuant to the reverse stock split are subject to information reporting and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 24%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional U.S. Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.
Vote Required to Approve the Amendments
Approval of the Amendments requires the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares of voting stock entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.
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Proposal No. 2
Approval of an Adjournment
of the Special Meeting
The Board believes that, if the number of votes cast in favor of the Reverse Stock Split Proposal is insufficient to approve such proposal, it is in the best interests of the Company and its stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve such proposal.
In Proposal 2, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.
Approval of the adjournment of the Special Meeting requires the affirmative vote of a majority of votes cast (excluding abstentions and broker non-votes) on this proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.
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Security Ownership of Certain Beneficial Owners, Directors, and Management
The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock as of January 25, 2024, for:
•	each person known by us to beneficially own more than 5% of our Class A common stock or our Class B common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power.
Applicable percentage ownership is based on 67,812,037 shares of Class A common stock and 3,098,580 shares of Class B common stock outstanding on January 25, 2024. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A common stock or Class B common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of January 25, 2024 and shares of RSUs that are vested or will become vested within 60 days of January 25, 2024, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is our principal executive offices located at 10 Jay Street, Brooklyn, New York 11201.
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	Shares Beneficially Owned
	Class A(1)		Class B(1)		Total(1)
	Shares	%	Shares	%
Named Executive Officers and Directors:
Jennifer Hyman(2)	854,573	1.3%	1,281,924	41.2%	3.1%
Anushka Salinas(3)	1,157,692	1.7%	—	—	1.7%
Larry Steinberg(4)	150,371	*	—	—	*
Tim Bixby(5)	70,636	*	—	—	*
Jennifer Fleiss(6)	14,758	*	626,281	20.1%	*
Scott Friend(7)	14,758	*	—	—	*
Melanie Harris(8)	49,158	*	—	—	*
Beth Kaplan(9)	560,806	*	—	—	*
Dan Nova(10)	14,758	*	—	—	*
Gwyneth Paltrow(11)	52,598	*	—	—	*
Carley Roney(12)	89,528	*	—	—	*
Mike Roth(13)	137,637	*	—	—	*
Emil Michael	—	—	—	—	—
All Current executive officers and directors, as a group, 19 persons(14)	4,506,870	6.5%	1,908,205	61.3%	8.9%

Over 5% Stockholders
Entities affiliated with Bain Capital Ventures(15)	8,176,418	12.1%		—	12.1%
Yisroel Mordechai Goldstone(16)	5,800,000	8.6%		—	8.6%
Entities affiliated with Highland Capital(17)	5,104,393	7.5%		—	7.5%
Entities affiliated with Divisar Capital Management, LLC(18)	4,096,103	6.0%		—	6.0%
Entities affiliated with Technology Crossover Ventures(19)	3,949,669	5.8%		—	5.8%
Ares Corporate Opportunities Fund V, L.P.(20)	3,387,678	5.0%		—	5.0%
*	Represents beneficial ownership of less than 1%.
(1)	Calculated as % of Class A or Class B common stock as of January 25, 2024 plus any RSUs that will vest within 60 days of January 25, 2024.
(2)
Includes: (i) 410,470 shares of Class A common stock held by Ms. Hyman; (ii) 1,158,816 shares of Class B common stock held by Ms. Hyman; (iii) 123,108 shares of Class B common stock held by Ms. Hyman’s spouse; (iv) 519,103 RSUs relating to Class A common stock that will vest within 60 days of January 25, 2024 and (v) 16,112 RSUs relating to Class B common stock that will vest within 60 days of January 25, 2024.

(3)	Consists of: (i) 321,921 shares of Class A common stock held by Ms. Salinas; and (ii) 835,771 RSUs relating to Class A common stock that will vest within 60 days of January 25, 2024.
(4)	Consists of: 150,371 shares of Class A common stock held by Mr. Steinberg.
(5)	Consists of: (i) 66,396 shares of Class A common stock held by Mr. Bixby and (ii) 4,240 RSUs relating to Class A common stock that will vest within 60 days of January 25, 2024.
(6)	Includes: (i) 14,758 shares of Class A common stock held by Ms. Fleiss and (ii) 626,281 shares of Class B common stock held by Ms. Fleiss.
(7)
Consists of 14,758 shares of Class A common stock held by Mr. Friend. Does not include the shares of Class A common stock held by the Bain Capital Ventures Entities. Mr. Friend is a Managing Director of BCVI. As a result, by virtue of the relationships described in footnote (15), Mr. Friend may be deemed to share beneficial ownership of such securities held by the Bain Capital Ventures Entities. The address of Mr. Friend is c/o Bain Capital Ventures, 200 Clarendon Street, Boston, MA 02116.

(8)	Consists of: (i) 45,718 shares of Class A common stock held by Ms. Harris and (ii) 3,440 RSUs relating to Class A common stock that will vest within 60 days of January 25, 2024.
(9)
Consists of: (i) 545,578 shares of Class A common stock held by Ms. Kaplan; (ii) 12,469 shares of Class A common stock held by SK Limited Partnership over which Ms. Kaplan may be deemed to have voting and dispositive power; and (iii) 2,759 RSUs relating to Class A common stock that will vest within 60 days of January 25, 2024.

21

(10)
Consists of 14,758 shares of Class A common stock held by Mr. Nova. Does not include the shares of Class A common stock held by the Highland Capital Entities. Mr. Nova is General Partner at Highland Capital Partners. As a result, by virtue of the relationships described in footnote (17), Mr. Nova may be deemed to share beneficial ownership of such securities held by the Highland Capital Entities. The address of Mr. Nova is c/o Highland Capital Partners, One Broadway, 16th Floor, Cambridge, MA 02142.

(11)	Consists of: (i) 49,158 shares of Class A common stock held by Ms. Paltrow and (ii) 3,440 RSUs relating to Class A common stock that will vest within 60 days of January 25, 2024.
(12)	Consists of: (i) 84,528 shares of Class A common stock held by Ms. Roney and (ii) 5,000 shares of Class A common stock held by Ms. Roney’s spouse.
(13)	Consists of: (i) 134,196 shares of Class A common stock held by Mr. Roth and (ii) 3,441 RSUs relating to Class A common stock that will vest within 60 days of January 25, 2024.
(14)
Consists of: (i) 2,520,400 shares of Class A common stock; (ii) 1,986,470 RSUs relating to Class A common stock that will vest within 60 days of January 25, 2024; (iii) 1,892,093 shares of Class B common stock; and (iv) 16,112 RSUs relating to Class B common stock that will vest within 60 days of January 25, 2024.

(15)
Based on a Schedule 13G filed with the SEC on February 14, 2022. Consists of (i) 7,644,627 shares of Class A common stock over which Bain Capital Venture Fund 2009, L.P. (“BCV Fund 2009”) has shared voting and dispositive power; (ii) 466,750 shares of Class A common stock over which BCIP Venture Associates (“BCIP Venture”) has shared voting and dispositive power; and (iii) 65,041 shares of Class A common stock over which BCIP Venture Associates-B (“BCIP Venture-B”, and together with BCV Fund 2009 and BCIP Venture, the “Bain Capital Ventures Entities”) has shared voting and dispositive power. Bain Capital Venture Investors, LLC (“BCVI”) is the general partner of BCV Fund 2009. Boylston Coinvestors, LLC, a Delaware limited liability company (“Boylston”), is the managing partner of each of BCIP Venture and BCIP Venture-B. The governance, investment strategy, and decision-making process with respect to the investments held by the reporting persons is directed by the Executive Committee of BCVI, which consists of Enrique Salem and Ajay Agarwal. By virtue of the relationships described herein, each of BCVI and Mr. Salem and Mr. Agarwal may be deemed to share voting and dispositive power over the shares held by the Bain Capital Ventures Entities. The principal business address for each of the foregoing is 200 Clarendon Street, Boston, MA 02116.

(16)
Based on a Schedule 13D/A filed with the SEC on January 23, 2024. Consists of 5,800,000 shares of Class A common stock over which Yisroel Mordechai Goldstone (“Mr. Goldstone”) has sole voting and dispositive power. The principal business address for Mr. Goldstone is 6400 Av. Isla Verde #12A, Carolina, PR 00979.

(17)
Based on a Schedule 13G filed with the SEC on February 10, 2022 filed by Highland Capital Partners VIII Limited Partnership (“Highland VIII”), Highland Capital Partners VIII-B Limited Partnership (“Highland VIII-B”), Highland Capital Partners VIII-C Limited Partnership (“Highland VIII-C”), Highland Management Partners VIII Limited Partnership (“HMP VIII LP”), Highland Management Partners VIII Limited (“HMP VIII Ltd”), Highland Leaders Fund I, L.P. (“HLF I”), Highland Leaders Fund I GP, L.P. (“HLF I GP LP”), and Highland Leaders Fund I GP, LLC (“HLF I GP LLC” and together with Highland VIII, Highland VIII-B, Highland VIII-C, HMP VIII LP, HMP VIII Ltd, HLF I, and HLF I GP LP, the “Highland Capital Entities”) and Daniel Nova. Consists of (i) 3,088,560 shares of Class A common stock over which Highland VIII has shared voting and dispositive power; (ii) 47,885 shares of Class A common stock over which VIII-B has shared voting and dispositive power; (iii) 1,119,970 shares of Class A common stock over which Highland VIII-C has shared voting and dispositive power; and (iv) 847,978 shares of Class A common stock over which HLF I has shared voting and dispositive power. HMP VIII Ltd is the sole general partner of HMP VIII LP, which is the sole general partner of each of Highland VIII, Highland VIII-B, and Highland VIII-C. Each of HMP VIII Ltd and HMP VIII LP may be deemed to have voting, investment, and dispositive power with respect to these securities. Robert Davis, Daniel Nova (a member of the Company’s Board of Directors), Paul Maeder, and Corey Mulloy are the directors of HMP VIII Ltd and may be deemed to share voting, investment, and dispositive power with respect to these securities. HLF I GP LLC is the sole general partner of HLF I GP LP, which is the sole general partner of HLF I. Each of HLF I GP LLC and HLF I GP LP may be deemed to have voting, investment, and dispositive power with respect to these securities. Robert Davis, Daniel Nova (a member of the Company’s Board of Directors), Paul Maeder, Corey Mulloy, and Craig Driscoll are the managing members of HLF I GP LLC and may be deemed to share voting, investment, and dispositive power with respect to these securities. Each of the foregoing disclaims beneficial ownership except to the extent of their respective pecuniary interest therein. The principal business address for each of the foregoing in this paragraph is One Broadway, 14th Floor, Cambridge, MA 02142.

(18)
Based on a Schedule 13G/A filed with the SEC on February 14, 2023. Consists of (i) 4,096,103 shares of Class A common stock over which Steven Baughman has shared voting and dispositive power; (ii) 4,096,103 shares of Class A common stock over which Divisar Capital Management LLC has shared voting and dispositive power, and (iii) 3,814,464 shares of Class A common stock over which Divisar Partners QP, L.P. has shared voting and dispositive power. Divisar Capital Management, LLC, which serves as the general partner and investment manager to each of Divisar Partners QP, L.P. and Divisar Partners, L.P. (collectively, the “Divisar Funds”), may be deemed to be the beneficial owner of all shares of Class A common stock held by the Divisar Funds. Mr. Baughman, as the Chief Executive Officer of Divisar Capital Management, LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of Class A common stock held by the Divisar Funds. Each of the Divisar Funds expressly disclaims beneficial ownership over any of the securities. The address of each of the foregoing is 275 Sacramento Street, 8th Floor, San Francisco, CA 94111.

(19)
Based on a Schedule 13G filed with the SEC on February 8, 2022. Technology Crossover Management VIII, Ltd. (“Management VIII”) has sole voting and dispositive power over 3,949,669 shares of Class A common stock; Technology Crossover Management VIII, L.P. (“TCM VIII”) has sole voting and dispositive power over 3,749,123 shares of Class A common stock; TCV VIII, L.P. (“TCV VIII”) has sole voting and dispositive power with respect to 2,815,128 shares of Class A common stock; TCV VIII (A), L.P. (“TCV VIII (A)”) has sole voting and dispositive power with respect to 759,152 shares of Class A common stock; TCV VIII (B), L.P. (“TCV VIII (B)”) has sole voting and dispositive power with respect to 174,843 shares of Class A common stock; and TCV Member Fund, L.P. (“Member Fund”) has sole voting and dispositive power with respect to 200,546 shares of Class A common stock. Management VIII, as the ultimate general partner of the TCV Entities, may be deemed to have the sole power to dispose or direct the disposition of the shares held by the TCV Entities and have the sole power to direct the vote of such shares of Class A common stock. TCM VIII, as the direct general partner of TCV VIII, TCV VIII (A), and TCV VIII (B) (collectively, the “TCV VIII Funds”), may also be deemed to have sole power to dispose or direct the disposition of the shares of Class A common stock held by the TCV VIII Funds and have the sole power to direct the vote of such shares of Class A common stock. Each of the foregoing disclaims beneficial ownership except to the extent of their respective pecuniary interest therein. The address of each of the foregoing is c/o TCV, 250 Middlefield Road, Menlo Park, CA 94025.

(20)
Based on a Schedule 13G filed with the SEC on February 14, 2022. Each of Ares Corporate Opportunities Fund V, L.P. (“ACOF V”); ACOF Investment Management LLC (“ACOF Investment Management”); Ares Management LLC; Ares Management Holdings L.P. (“Ares Management Holdings”); Ares Holdco LLC (“Ares Holdco”); Ares Management Corporation (“Ares Management”); Ares Management GP LLC (“Ares Management GP”); Ares Voting LLC (“Ares Voting”); and Ares Partners Holdco LLC (“Ares Partners”) has shared voting

22

and dispositive power with respect to 3,387,678 shares of Class A common stock. The shares are held of record by ACOF V. The manager of ACOF V is ACOF Investment Management and the sole member of ACOF Investment Management is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings and the general partner of Ares Management Holdings is Ares Holdco. The sole member of Ares Holdco is Ares Management. Ares Management GP is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management (the “Ares Class B Common Stock”) and Ares Voting is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management (the “Ares Class C Common Stock”). Pursuant to Ares Management’s Certificate of Incorporation in effect as of the date of this Schedule 13G, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners. Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler, and Bennett Rosenthal (collectively, the “Board Members”). Mr. Ressler generally has veto authority over decisions by the Board Members. The address of each of the foregoing is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
23

Additional Information
Solicitation of Proxies
The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by us. We are soliciting proxies on behalf of the Board and will pay the related costs. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, e-mail, telephone or facsimile. No additional compensation will be paid to our directors, officers or employees for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.
Stockholder Proposals
Stockholders who would have liked to have a proposal considered for inclusion in the proxy materials for our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 were required to submit the proposal in writing to our Secretary at Rent the Runway, Inc., 10 Jay Street, Brooklyn, NY 11201, by no later than January 26, 2024 and to otherwise comply with the SEC’s requirements for stockholder proposals.
Stockholders who would like to bring a proposal before our 2024 Annual Meeting of Stockholders, or to nominate directors for election, in accordance with the advance notice provisions of our Amended and Restated Bylaws (“Amended Bylaws”), must give timely written notice to our Secretary. To be considered timely, the notice must be delivered to our headquarters at least 90 days, but not more than 120 days before the one-year anniversary of the previous year’s Annual Meeting of Stockholders. That means that to be timely, a notice must be received no later than April 13, 2024 nor earlier than March 14 ,2024 (assuming the meeting is held not more than 30 days before or more than 60 days after July 12, 2024). The notice must comply with the requirements set forth in our Amended Bylaws.
In addition to satisfying the foregoing requirements under the Amended Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Other Business
We do not know of any other business that may be presented at the Special Meeting. If any other matters are properly presented at the Special Meeting, the persons named on the proxy card will have discretion to vote on the matters in accordance with their best judgment.
Information Requests
Our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available on the SEC’s website, http://www.sec.gov, or on our website, investors.renttherunway.com. Copies of our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 as filed with the SEC (exclusive of exhibits and documents incorporated by reference) may also be obtained for free by emailing investors@renttherunway.com. Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents.
No other information on our website is incorporated by reference in or considered to be a part of this Proxy Statement.
24

APPENDIX A
CERTIFICATE OF AMENDMENT OF TWELFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF RENT THE RUNWAY, INC.
Rent the Runway, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:
That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted recommending and declaring advisable that the Twelfth Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that Section 4.1 of Article IV of the Twelfth Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:
“Section 4.1 Authorized Stock: That, effective as of 5 p.m. Eastern Time on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one for [•]1 reverse stock split of the Corporation’s Class A Common Stock (as defined below) and Class B Common Stock (as defined below) shall become effective, pursuant to which: (i) each [•]1 shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class A Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class A Common Stock from and after the Effective Time and (ii) each [•]1 shares of Class B Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class B Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class B Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock and Class B Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Class A Common Stock and Class B Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class B Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Class A Common Stock or Class B Common Stock that were issued and outstanding
[1]
Shall be a whole number between and including five and thirty, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall as well as the related variations described in footnotes 2, 3 and 4, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law).

A-1

immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Class A Common Stock or Class B Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Class A Common Stock or Class B Common Stock in book entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.
The total number of shares of all classes of stock that the Corporation is authorized to issue is three hundred and sixty million (360,000,000), consisting of:
(a)	Three hundred million (300,000,000) shares of Class A common stock, with a par value of $0.001 per share (the “Class A Common Stock”); and
(b)	Fifty million (50,000,000) shares of Class B common stock, with a par value of $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”).
(c)	Ten million (10,000,000) shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).”
SECOND:	That, at a special meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.
THIRD:	That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this    day of      , 2024.
RENT THE RUNWAY, INC.
By:
Jennifer Y. Hyman Chair, Chief Executive Officer & President
A-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 03/20/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RENT2024SM**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the Instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 03/20/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. Approval of Amendments to Our Twelfth Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split.	☐	☐	☐
2. Approval of an adjournment to the Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve Proposal No. 1.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000625785_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com

RENT THE RUNWAY, INC.
Special Meeting of Stockholders
March 21, 2024 8:30 AM
This proxy is solicited by the Board of Directors

By signing this proxy card, you appoint Sid Thacker and Cara Schembri individually as proxies, each with the power to appoint his or her substitute, and authorize them to represent and vote the shares of Rent the Runway, Inc. that you are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/RENT2024SM, at 8:30 a.m. Eastern Time on March 21, 2024, and at any continuation, adjournment, or postponement of the meeting, as designated on the reverse side of this card. In their discretion, the proxies are authorized to vote on any matter that the Board of Director did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made and on such other business as may properly come before the Special Meeting or at any continuation, adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000625785_2 R1.0.0.6